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                                   RESTATED BYLAWS
                                          OF
                  AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY (FORMERLY KNOWN AS CENTURY LIFE INSURANCE COMPANY)
                            EFFECTIVE: SEPTEMBER 30, 1996

                                      ARTICLE I
                                  PRINCIPAL OFFICES

     In addition to its principal office in the State of Iowa, the Corporation may also have offices at such other places within or without the State of Iowa as the Board of Directors shall from time to time determine.

                                      ARTICLE II
                                STOCKHOLDERS' MEETINGS

     SECTION 1. ANNUAL MEETINGS. The Annual Meeting of the Stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the offices of the Corporation in the State of Iowa on the third Tuesday in May of each year at the time established by resolution of the Board of Directors.

     SECTION 2. SPECIAL MEETINGS. Meetings of the stockholders shall be held at the principal offices of the Corporation. Special meetings of the stockholders of the Corporation may be held, upon call of the Chairman of the Board, President, a majority of the stockholders or a majority of the Board of Directors. Such call shall state the time, place and purposes of the meeting.

     SECTION 3. PLACE OF MEETINGS. Notwithstanding the provisions of Sections 1 and 2 hereof, a meeting of shareholders may be held in some other place in the county where the Corporation has its principal place of business if notice thereof is mailed at least twenty (20) days prior to the meeting informing the shareholders of the place, time and hour of the meeting.

     SECTION 4. NOTICE OF MEETINGS. Except as may otherwise be required by the Corporation's Articles of Incorporation, notice of the time and place of every meeting of stockholders and of the business to be acted on at such meeting shall be given personally or mailed by the Secretary or an Assistant Secretary, at least twenty (20) days before the meeting, to each stockholder of record voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

     SECTION 5. QUORUM. The holders of the stock of the Corporation having a majority of the voting power present, in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn any meeting from time to time without notice. Except as otherwise provided in the Corporation's Articles of Incorporation, the holders of a majority of the stock present and entitled to vote at a duly qualified meeting of stockholders shall have power to act.

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     SECTION 6. VOTING. At every meeting of stockholders each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock held by him. A stockholder may vote and otherwise act in person or by proxy; but no proxy shall be voted more than three (3) years after its date unless such proxy provides for a longer period.

                                     ARTICLE III
                                  BOARD OF DIRECTORS

     The affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 1. NUMBER OF DIRECTORS. The number of directors of the corporation shall be not less than five (5) nor more than fifteen (15), the exact number to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board, except that the initial Board of Directors shall consist of six (6) persons.

     SECTION 2. VACANCIES. Any vacancies in the Board shall be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. The term of any director chosen to fill a vacancy shall expire at the next annual meeting of shareholders and until that director's successor shall be elected and qualified.

     SECTION 3. DIRECTORS MEETINGS.

          (a) Meetings of the Board of Directors may be held at any place or places within or without the State of Iowa.

          (b) Meetings of the Board of Directors shall be held at the times fixed by resolutions of the Board or upon call of the Chairman of the Board, the President or any two directors. The Secretary or officer performing his duties shall give reasonable notice (which need not in any event exceed two (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if a waiver of such notice is executed by all of the Directors either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the directors not less than the time above specified before the meeting shall be sufficient. A majority of the directors then in office shall constitute a quorum and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Less than such a quorum shall have power to adjourn any meeting from time to time without notice. The Board may take action without a meeting and without notice if a consent to such action is executed by all of the Directors. The Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation therein shall constitute presence in person at such meeting.


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     SECTION 4. DIRECTORS' FEES. The Board of Directors shall have power to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and to determine the amount of such compensation and fees.

     SECTION 5. COMMITTEES.

     (a) The board of directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more committees, including an executive committee, each committee to consist of two (2) or more directors appointed by the board of directors. Any such committee shall serve at the will of the board of directors. Each such committee shall have the powers and duties delegated to it by the board of directors. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee upon request by the president or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the board of directors may request.

     (b) A committee of the board shall not: (i) authorize distributions by the Corporation; (ii) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; (iii) fill vacancies on the board of directors of the Corporation or on any of its committees; (iv) amend the articles of incorporation of the Corporation; (v) adopt, amend or repeal bylaws of the Corporation; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares by the Corporation, except according to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors.

                                      ARTICLE IV
                                       OFFICERS

     SECTION 1. GENERALLY. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer and such other officers as may from time to time be appointed by the board of directors. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the board of directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the board of directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer and Secretary. The officers of the Corporation shall be appointed annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the board of directors and until his successor shall have been duly chosen and shall qualify or until his death or until he shall resign or shall have been removed.


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     SECTION 2. REMOVAL. Any officer may be removed by the board of directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the board of directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the board of directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

     SECTION 4. POWERS AND DUTIES OF THE VICE PRESIDENT(S). In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the board of directors.

     SECTION 5. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall (a) keep minutes of all meetings of the shareholders and of the board of directors; (b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law;
(c) be custodian of the corporate seal (if any), the stock certificate books and such other books, records and papers as the board of directors may direct, and see that the corporate seal (if any) is affixed to all stock certificates and to all documents, the execution of which on behalf of the Corporation under its seal (if any) is duly authorized; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten (10) days before each shareholders' meeting, prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the board of directors.

     SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall (a) have custody of and be responsible for all monies and securities of the Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the directors, all monies that may come into the Treasurer's hands for the Corporation's account;


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(c) render an account of the financial condition of the Corporation at least annually; and (d) in general, perform such duties as may from time to time be assigned to the Treasurer by the President or by the board of directors.

     SECTION 7. ASSISTANTS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the board of directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the president or the board of directors. The board of directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

                                      ARTICLE V
                             TRANSFER OF CORPORATE STOCK

     The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor, with an assignment and power of attorney endorsed thereon or attached thereto, duly executed, with such proof or a guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require. Lost or destroyed certificates may be replaced in accordance with such regulations as the Board of Directors may prescribe. The Board of Directors may appoint one or more transfer agents and registrars of the stock.

                                      ARTICLE VI
                            STOCK RIGHTS - EFFECTIVE DATE

     The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote, at such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation.


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                                     ARTICLE VII
                                     DEPOSITORIES

     The Board of Directors is authorized to select such depositories as it shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

                                     ARTICLE VIII
                          INSTRUMENTS AFFECTING REAL ESTATE

     All instruments executed by the Corporation which are required to be acknowledged and which affect an interest in real estate, shall be executed by the Chairman of the Board or President or Executive Vice President or any Vice President attested by the Secretary or Assistant Secretary, and all other instruments executed by the Corporation, including any releases or mortgages or liens, may be executed by the Chairman of the Board or President or Executive Vice President or any Vice President, or the Secretary or the Treasurer or any Assistant Secretary or Assistant Treasurer. Notwithstanding any of the foregoing provisions, any written instrument may be executed by an officer or officers, agent or agents or other person or persons specifically designated by resolution of the Board of Directors of this Corporation. The Corporation shall have a corporate seal which shall bear the words, "American Equity Investment Life Insurance Company" around the edge, with the words, "Corporate Seal" in the middle.

                                      ARTICLE IX
                                      AMENDMENTS

     Either the Board of Directors or the stockholders may alter or amend these Bylaws at any meeting duly held.


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